Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated combined financial data reflects Atlas Resource Partners, L.P.’s (the “Partnership”) historical results as adjusted on a pro forma basis to give effect to its acquisition of certain assets (the “Acquisition”) from Carrizo Oil & Gas, Inc. (NASDAQ: CRZO; “Carrizo”) on April 30, 2012 and the related issuance of 6.0 million common limited partner units in a private placement to partially fund the purchase price. The estimated adjustments to effect the acquisition are described in the notes to the unaudited pro forma financial data.

The unaudited pro forma consolidated balance sheet information reflects the following transactions as if they occurred as of March 31, 2012, and the unaudited pro forma consolidated combined statements of operations information for the three months ended March 31, 2012 and the twelve months ended December 31, 2011 reflect the following transactions as if they occurred as of the beginning of the respective period:

•	the acquisition from Carrizo for gross cash consideration of $190.0 million, net of $3.0 million of purchase price reductions for working capital and other amounts;

•

the private placement of 6,027,945 common limited partner units to investors at a negotiated purchase price of $20.00 per unit, the net proceeds of which were used to partially fund the purchase price; and

•	borrowings of $67.5 million under the Partnership’s amended revolving credit facility to finance the remainder of the acquisition purchase price.

The unaudited pro forma consolidated balance sheet and the pro forma consolidated combined statements of operations were derived by adjusting the Partnership’s historical consolidated combined financial statements. However, management of the Partnership believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial data presented is for informational purposes only and is based upon available information and assumptions that management of the Partnership believes are reasonable under the circumstances. This unaudited pro forma financial information is not necessarily indicative of what the financial position or results of operations of the Partnership would have been had the transactions been consummated on the dates assumed, nor are they necessarily indicative of any future operating results or financial position. The Partnership may have performed differently had the transactions actually occurred on the dates assumed.

The Partnership was formed in October 2011 by Atlas Energy, L.P. (“ATLS”), a publicly traded master-limited partnership (NYSE: ATLS), to own and operate substantially all of ATLS’s exploration and production assets, which were transferred to the Partnership on March 5, 2012. In February 2012, the board of directors of ATLS’s general partner approved the distribution of 5.24 million of the Partnership’s common limited partner units which were distributed on March 13, 2012 to ATLS’ unitholders using a ratio of 0.1021 of the Partnership’s common limited partner units for each of ATLS’ common units owned on the record date of February 28, 2012.

The Partnership’s historical consolidated balance sheet at March 31, 2012 and the portion of its historical consolidated combined statement of operations for the three months ended March 31, 2012 subsequent to the transfer of assets on March 5, 2012 include its and its wholly-owned subsidiaries accounts. The portion of the Partnership’s historical consolidated combined statements of operations for the three months ended March 31, 2012 prior to the transfer of assets on March 5, 2012 and the combined statement of operations for the year ended December 31, 2011 were derived from the separate records maintained by ATLS and may not necessarily be indicative of the conditions that would have existed if the Partnership had been operated as an unaffiliated entity. Accounting principles general accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in consolidated combined balance sheets and related consolidated combined statements of operations. Such estimates included allocations made from the historical accounting records of ATLS, based on management’s best estimates, in order to derive the Partnership’s financial statements for the periods presented prior to the transfer of assets. Actual balances and results could be different from those estimates.

On February 17, 2011, ATLS acquired its exploration and production assets (the “Transferred Business”) from Atlas Energy, Inc. (“AEI”), the former owner of ATLS’s general partner. Upon its acquisition, ATLS’s management determined that the acquisition constituted a transaction between entities under common control. In comparison to the purchase method of accounting, whereby the purchase price for the asset acquisition would have been allocated to identifiable assets and liabilities of the Transferred Business with any excess treated as goodwill, transfers between entities under common control require that assets and liabilities be recognized by the acquirer at historical carrying value at the date of transfer, with any difference between the purchase price and the net book value of the assets recognized as an adjustment to partners’ capital. Also, in comparison to the purchase method of accounting, whereby the results of operations and the financial position of the Transferred Business would have been included in ATLS’s consolidated combined financial statements from the date of acquisition, transfers between entities under common control require the acquirer to reflect the effect of the assets acquired and liabilities assumed and the related results of operations at the beginning of the period during which it was acquired and retrospectively adjust its prior year financial statements to furnish comparative information. As such, ATLS reflected the impact of the acquisition of the Transferred Business on its consolidated combined financial statements, which are the basis of the Partnership’s consolidated combined financial statements for the period prior to the transfer of assets on March 5, 2012, in the following manner:

•

Recognized the assets acquired and liabilities assumed from the Transferred Business at their historical carrying value at the date of transfer, with any difference between the purchase price and the net book value of the assets recognized as an adjustment to partners’ capital; and

•

Retrospectively adjusted its consolidated combined financial statements for any date prior to February 17, 2011, the date of the Transferred Business acquisition, to reflect its results on a consolidated combined basis with the results of the Transferred Business as of or at the beginning of the respective period. The Transferred Business’ historical financial statements prior to the date of acquisition reflect an allocation of general and administrative expenses determined by AEI to the underlying business segments, including the Transferred Business. ATLS has reviewed AEI’s general and administrative expense allocation methodology, which is based on the relative total assets of AEI and the Transferred Business, for the Transferred Business’ historical financial statements prior to the date of acquisition and believes the methodology is reasonable and reflects the approximate general and administrative costs of its underlying business segments.

With regard to the calculation of pro forma net income (loss) per common limited partner unit, the general partner’s Class A unit interest in net income (loss) is calculated on a quarterly basis based upon its 2% Class A ownership interest and incentive distributions, with a priority allocation of net income in an amount equal to the general partner’s actual incentive distributions for the respective period, in accordance with the partnership agreement, and the remaining net income or loss is allocated with respect to the general partner’s and limited partners’ ownership interests.

ATLAS RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2012

(in thousands)

(Unaudited)

	Historical	Acquisition		Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,681	$—		$187,043	(b)	$23,315
				(194,081	)(c)
				(3,328	)(d)
Accounts receivable	21,556	—		—		21,556
Current portion of derivative asset	26,154	—		—		26,154
Prepaid expenses and other	6,614	—		—		6,614

Total current assets	88,005	—		(10,366)		77,639
PROPERTY, PLANT AND EQUIPMENT, NET	521,671	190,946	(a)	—		712,617
GOODWILL AND INTANGIBLE ASSETS, NET	33,238	—		—		33,238
LONG-TERM DERIVATIVE ASSET	20,311	—		—		20,311
OTHER ASSETS, NET	4,750	—		3,328	(d)	8,078

	$667,975	$190,946		$(7,038)		$851,883

LIABILITIES AND PARTNERS’ CAPITAL/EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,291	$—		$—		$33,291
Liabilities associated with drilling contracts	27,998	—		—		27,998
Current portion of derivative payable to Drilling Partnerships	18,541	—		—		18,541
Accrued well drilling and completion costs	20,404	—		—		20,404
Accrued liabilities	24,312	—		—		24,312

Total current liabilities	124,546	—		—		124,546

LONG-TERM DEBT	17,000	—		67,504	(b)	84,504
LONG-TERM DERIVATIVE PAYABLE TO DRILLING PARTNERSHIPS	11,499	—		—		11,499
ASSET RETIREMENT OBLIGATIONS AND OTHER	46,769	3,903	(a)	—		50,672

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL/EQUITY:
General partner’s interest	8,533	—		—		8,533
Common limited partners’ interests	418,130	—		119,539	(b)	530,631
				(7,038	)(c)

Equity	—	187,043	(a)	(187,043	)(c)	—
Accumulated other comprehensive income	41,498	—		—		41,498

Total partners’ capital/equity	468,161	187,043		(74,542)		580,662

	$667,975	$190,946		$(7,038)		$851,883

ATLAS RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(in thousands)

(Unaudited)

	Historical	Acquisition	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$17,164	$5,687	$—		$22,851
Well construction and completion	43,719	—	—		43,719
Gathering and processing	3,314	—	—		3,314
Administration and oversight	2,831	—	—		2,831
Well services	5,006	—	—		5,006
Other, net	(933)	—	—		(933)

Total revenues	71,101	5,687	—		76,788

COSTS AND EXPENSES:
Gas and oil production	4,505	3,371	—		7,876
Well construction and completion	37,695	—	—		37,695
Gathering and processing	4,674	—	—		4,674
Well services	2,430	—	—		2,430
General and administrative	11,742	—	—		11,742
Depreciation, depletion and amortization	9,108	—	4,118	(e)	13,278
			52	(f)

Total costs and expenses	70,154	3,371	4,170		77,695

OPERATING INCOME (LOSS)	947	2,316	(4,170)		(907)
Interest expense	(150)	—	(413	)(g)	(772)
			(209	)(h)
Loss on asset disposal	(7,005)	—	—		(7,005)

NET INCOME (LOSS)	$(6,208)	$2,316	$(4,792)		$(8,684)

ALLOCATION OF NET INCOME (LOSS):
Portion applicable to owners’ interest (period prior to the transfer of assets on March 5, 2012)	$250				$(1,491)
Portion applicable to common limited partners and the general partner’s interests (period subsequent to the transfer of assets on March 5, 2012)	(6,458)				(7,193)

NET INCOME (LOSS)	$(6,208)				$(8,684)

ALLOCATION OF NET LOSS ATTRIBUTABLE TO COMMON LIMITED PARTNERS AND THE GENERAL PARTNER:
Common limited partners’ interest	$(6,329)				$(7,049)
General partner’s interest	(129)				(144)

Net loss attributable to common limited partners and the general partner	$(6,458)				$(7,193)

NET LOSS ATTRIBUTABLE TO COMMON LIMITED PARTNERS PER UNIT:
Basic and Diluted	$(0.24)				$(0.22)

WEIGHTED AVERAGE COMMON LIMITED PARTNER UNITS OUTSTANDING:
Basic and Diluted	26,200				32,228

ATLAS RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands)

(Unaudited)

	Historical	Acquisition	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$66,979	$47,118	$—		$114,097
Well construction and completion	135,283	—	—		135,283
Gathering and processing	17,746	—	—		17,746
Administration and oversight	7,741	—	—		7,741
Well services	19,803	—	—		19,803
Other, net	(30)	—	—		(30)

Total revenues	247,522	47,118	—		294,640

COSTS AND EXPENSES:
Gas and oil production	17,100	13,936	—		31,036
Well construction and completion	115,630	—	—		115,630
Gathering and processing	20,842	—	—		20,842
Well services	8,738	—	—		8,738
General and administrative	27,536	—	—		27,536
Depreciation, depletion and amortization	30,869	—	23,165	(e)	54,244
			210	(f)
Long-lived asset impairment	6,995	—	—		6,995

Total costs and expenses	227,710	13,936	23,375		265,021

OPERATING INCOME (LOSS)	19,812	33,182	(23,375)		29,619
Interest expense	—	—	(1,650	)(g)	(2,488)
			(838	)(h)
Gain on asset sales	87	—	—		87

NET INCOME (LOSS)	$19,899	$33,182	$(25,863)		$27,218

ALLOCATION OF NET INCOME:
Portion applicable to owners’ interest (period prior to the transfer of assets on March 5, 2012)	$19,899				$27,218
Portion applicable to common limited partners and the general partner’s interests (period subsequent to the transfer of assets on March 5, 2012)	—				—

NET INCOME	$19,899				$27,218

ATLAS RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a)	To reflect the preliminary purchase price allocation of the Acquisition. Due to the recent date of the Acquisition, the purchase price allocations for these assets acquired and liabilities assumed are based upon estimated fair values, which are subject to adjustment and could change significantly as the Partnership continues to evaluate this preliminary allocation.

(b)	To reflect (i) $119.5 million of proceeds, net of $1.0 million of transaction costs, from the private placement of 6.0 million of common limited partner units to investors at a negotiated price per unit of $20.00, of which $5.0 million was purchased by certain executives of the Partnership’s general partner and (ii) $67.5 million of borrowings under the Partnership’s amended revolving credit facility, both of which were used to finance the Acquisition.

(c)	To reflect the consummation of the Acquisition for gross cash consideration of $190.0 million, net of $3.0 million of cash purchase price reductions for working capital and other amounts, and the payment of $7.0 million of acquisition related costs.

(d)	To reflect the payment of $3.3 million in fees associated with the amendment of the Partnership’s revolving credit facility as part of the Acquisition, which will be amortized over the remaining term of the debt agreement.

(e)	To reflect incremental depreciation, depletion and amortization expense, using the units-of-production method, related to the oil and natural gas properties acquired.

(f)	To reflect incremental accretion expense related to $3.9 million of asset retirement obligations on oil and natural gas properties acquired.

(g)	To reflect the adjustment to interest expense to finance the $67.5 million of borrowings under the Partnership’s revolving credit facility to partially fund the Acquisition based on its current interest rate of 2.5%.

(h)	To reflect the amortization of deferred financing costs incurred related to the Partnership’s amended revolving credit facility over the remainder of the facility’s respective term.